Exhibit 99.1

NEWS RELEASE	CONTACT:	Jason Korstange (952) 745-2755 www.tcfbank.com

TCF FINANCIAL CORPORATION   200 Lake Street East, Wayzata, MN 55391-1693

TCF’s Board of Directors Elect

Barry N. Winslow to Board Membership

WAYZATA, MN, July 22, 2008 – The Board of Directors of TCF Financial Corporation (TCF) (NYSE: TCB) today announced the election of Barry N. Winslow to the TCF Board of Directors, effective July 21, 2008.

Mr. Winslow retired as TCF’s Chief Operating Officer in December 2006 after serving nearly 20 years with the company.  Mr. Winslow joined TCF in 1987 and was made President of TCF Bank Illinois in 1993.  He subsequently served as President of TCF Bank Michigan and TCF Bank Minnesota.  In 2001, he was made President and Chief Executive Officer of TCF National Bank, a position he held until his election to Chief Operating Officer of TCF in January of 2006.

TCF is a Wayzata, Minnesota-based national financial holding company with $16.4 billion in total assets.  The company has 453 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona, providing retail and commercial banking services, and investments and insurance products.  TCF also conducts leasing and equipment finance business in all 50 states.

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